Exhibit 99.1

YOU On Demand and Dr. Peng Group Expand Partnership with Bundled Service Offering

By PR Newswire, June 18, 2015, 09:08:00 AM EDT

- Dr. Peng Group to provide 1-year or 2-years of YOU Hollywood service to new purchasers of Domy OTT Boxes and Smart TVs

NEW YORK, June 18, 2015 /PRNewswire/ -- YOU On Demand Holdings, Inc. (NASDAQ:YOD) ("YOU On Demand" or "YOD"), a leading Video On Demand ("VOD") service provider in China delivering Hollywood movies and premium content to mobile and TV screens, announced today that based on the collaborative success of its original partnership (from August 2014) with Beijing Hiveview Technology Co, Ltd. ("Hiveview"), a wholly owned subsidiary of Dr. Peng Telecom and Media Group, Ltd. (publicly listed on the Shanghai Stock Exchange) ("Dr. Peng Group"), both companies have agreed to expand the existing distribution agreement to closer integrate YOU On Demand's services with Dr. Peng Group's branded consumer products and broadband services.

Dr. Peng Group is the largest private telecommunications operating company in China, with broadband coverage reaching approximately 9 million homes across the country. Hiveview is the operating entity of the Domy line of products, and is responsible for development, production, operations, sales and marketing of the Domy Over-the-Top (OTT) set-top box ("Domy Box") and the Domy Smart TV.

Under the expanded collaboration and special promotion, Dr Peng Group will provide 1-year or 2-years of automatically activated and bundled YOU Hollywood service, to both the first 2 million purchasers of Dr. Peng's new Domy Box and the first 200,000 purchasers of the new Domy Smart TV, the latter of which was initially launched in April 2015. The fee for the YOU Hollywood service will be built into and included in the sale price of each individual piece of hardware. Upon the sale of a device, YOU On Demand will receive payment from Dr. Peng Group.

This latest collaborative effort between YOU On Demand and Dr. Peng Group is officially being launched later this month on both hardware devices. These new consumer products, coupled with Dr. Peng's superior high-speed closed network broadband service, will allow users to seamlessly stream HD quality YOU Hollywood content.

Hiveview is anticipating approximately 3 million Domy Box users and 500,000 Domy Smart TV users by the end of 2015. According to Hiveview's operational data, there are currently over 2 million users of the Domy Box since its launch in March 2014, amongst which 40% of whom are considered "active" on a daily basis. An average Domy Box user watches close to 4 hours of content on a daily basis.

The promotional launch of this new collaboration will initially target over 108 cities in China, including Beijing, Tianjing, Shanghai, Guangzhou, Shenzhen and other major regions across China.

The newest Domy products, coupled with the YOU Hollywood service, will be heavily marketed through multiple channels including: Dr. Peng's existing e-commerce platform and website, Dr. Peng Group's broadband service centers located in key locations in all 108 targeted cities including prime residential areas, both YOU On Demand's and Dr. Peng's official company Weibo and WeChat platforms, as well as other sales channels and social media outlets.

CEO Weicheng Liu, commenting on the partnership, stated, "We are thrilled about the strong working relationship that continues to develop between YOU On Demand, Dr Peng Group and its subsidiary Hiveview. With the Domy Box establishing itself as a top device contender in the OTT space, coupled with the introduction of the new Domy Smart TV that is expected to quickly gain a strong foothold in the market, we are excited that these innovative products, which feature the YOU Hollywood HD service, will allow for Chinese video consumers to experience our extensive content offering off of Dr. Peng Group's advanced closed network system which boasts 100Mbps bandwidth to the home. Penetration of our services on both Dr Peng's continually expanding hardware lines, in addition to the 108 cities that will experience this promotional launch, is another strong step for YOU On Demand as the company continues to pursue its 'anytime and anywhere' strategy of both viewing and delivering premium content."

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ:YOD), is a leading multi-platform entertainment service company delivering premium content, including leading Hollywood movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers. YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in New York, NY with its China headquarters in Beijing.

About Dr. Peng Telecom & Media Group Co., Ltd (www.drpeng.com.cn)

Dr. Peng Telecom & Media Group Co., Ltd. (publicly listed on the Shanghai Stock Exchange) provides value-added telecommunications services. The company offers Internet access, e-government, Internet data center, and private network and operations services, as well as network security monitoring, city surveillance, toll-shunt, and other value-added network services. Its security monitoring solutions include security surveillance camera unit installation, line connections, data storage, control center, monitoring center construction, maintenance services, and operations services. The company also engages in advertising design, production, agency, publishing, information consultation, exhibition, cultural, and art exchange activities; and other services in the fields of newspapers, magazines, television, radio, Internet, and taxi streaming media, as well as commercial brand planning, news, public relations, government relations, and market research businesses. It operates approximately 20,000 kilometers of metropolitan fiber optic network in Beijing. In addition, the company is involved in educational software and a steel smelting businesses. The company was formerly known as Chengdu Dr. Peng Telecom & Media Group Co., Ltd. and changed its name to Dr. Peng Telecom & Media Group Co., Ltd. in September 2013. Dr. Peng Telecom & Media Group Co., Ltd. was founded in 1985 and is headquartered in Chengdu, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
Jason Finkelstein
YOU On Demand
212-206-1216
jason.finkelstein@yod.com
@youondemand
corporate.yod.com